Appointment of Proxyholder

I/We, being holder(s) of Common Shares of Intertape Polymer Group Inc. (the “Corporation”), hereby appoint: Gregory A. C. Yull, Chief Executive Officer, or, failing him, Neil Wiener, Corporate Secretary OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual and Special Meeting of Shareholders of the Corporation to be held at 10:00 a.m. (Eastern Time) on June 11, 2014, at the Omni King Edward Hotel, Knightsbridge Meeting Room, Toronto, ON, Canada (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution. Management recommends voting FOR the following Resolutions. Please use dark black pencil or pen.

1. Election of Directors	FOR	WITHHOLD

1. Eric E. Baker	☐	☐

2. Robert M. Beil	☐	☐

3. George J. Bunze	☐	☐

4. Robert J. Foster	☐	☐

5. James Pantelidis	☐	☐

6. Jorge N. Quintas	☐	☐

7. Gregory A. C. Yull	☐	☐

8. Melbourne F. Yull	☐	☐

2. Appointment of Auditors	☐	☐
Appointment of Raymond Chabot Grant Thornton LLP, Chartered Accountants as Auditors

	FOR	AGAINST
3. PSU Plan Resolution	☐	☐
Approval of the Preferred Share Unit Plan
4. DSU Plan Resolution	☐	☐
Approval of the Deferred Share Plan
5. Executive Stock Option Plan (“ESOP”) Amendment to Expiry Date Provisions Resolution	☐	☐
Approval of the amendment to the ESOP extending the expiry dates of stock options that occur during or immediately after a “blackout period”

	FOR	AGAINST
6. ESOP Amendment to Amendment Provisions Resolution	☐	☐
Approval of the amendment to the ESOP amending its amendment provisions

7. ESOP Amendment to Vesting Schedule Provision Resolution	☐	☐
Approval of the amendment to the ESOP amending the vesting schedule of stock options

8. General By-Law 2003-1 Amendment to Quorum Provision Resolution	☐	☐
Ratification and confirmation of the amendment to the quorum provision of General By-Law 2003-1

9. General By-Law 2003-1 Amendment to “Casting Vote” Provision Resolution	☐	☐
Ratification and confirmation of the amendment to the “casting vote” provision of General By-Law 2003-1

Under Canadian securities law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. You may also go to the CST website www.canstockta.com/financialstatements and input code 3320A

❑	I would like to receive quarterly financial statements
❑	I do not want to receive annual financial statements

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR a matter by Management’s appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions. All proxies must be received by 5:00 p.m. (Eastern time) on June 10, 2014.

Proxy Form – Annual and Special Meeting of Shareholders of Intertape Polymer Group Inc. to be held on June 11, 2014 (the “Meeting”)

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly-authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

All holders should refer to the Proxy Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote

INTERNET • Go to www.cstvotemyproxy.com • Cast your vote online • View Meeting documents	TELEPHONE Use any touch-tone phone, call toll free 1-888-489-5760 and follow the voice instructions
To vote using your smartphone, please scan this QR Code è
To vote by telephone or Internet you will need your control number. If you vote by telephone or Internet, do not return this proxy.

MAIL, FAX OR EMAIL

•     Complete and return your signed proxy in the envelope provided or send to:

CST Trust Company (“CST”)

P.O. Box 721

Agincourt, ON M1S 0A1

•     You may alternatively fax your proxy toll free to 1-866-781-3111 or scan and email to proxy@canstockta.com.

An undated proxy is deemed to be dated on the day it was received by CST.

All proxies must be received by 5:00 p.m. (Eastern time) on June 10, 2014.